Exhibit 3.35

ARTICLES OF INCORPORATION

OF

FARM TIRE & SUPPLY CO., INC.

I, the undersigned natural person of the age of eighteen years or more, acting as an Incorporator of a corporation under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for such Corporation.

ARTICLE I.

1.01. The name of the Corporation is FARM TIRE & SUPPLY CO., INC.

ARTICLE II.

2.01. The period of this Corporation’s duration is perpetual.

ARTICLE III.

PURPOSES

3.01. The purposes for which the Corporation is organized are to conduct any and all lawful businesses for which corporations may be organized under the Utah Revised Business Corporation Act as from time to time authorized by its Board of Directors, including but not limited to:

(a) To conduct any and all activities relative and appurtenant to the operation, management and control of a tire dealership;

(b) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual, or other legal entity for the carrying on of any business, or to enter into any general or limited partnership for the carrying on of any business;

(c) To engage in such other business operations and investments as are deemed prudent;

(d) To conduct business anywhere in the world; and

(e) To otherwise serve the convenience of the shareholders of the Corporation in carrying out and engaging in the above described purposes of the Corporation.

ARTICLE IV.

CAPITAL STOCK

4.01. The aggregate number of shares which the Corporation shall be authorized to issue shall be 50,000 shares. These shares are divided into the following classes:

(a) 10,000 shares of Class A common stock with a par value of $1.00 per share, designated as “Class A Common”;

(b) 40,000 shares of Class B non-voting common stock of a par value of $1.00, designated as “Class B Non-Voting Common”.

ARTICLE V.

PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS

The limitations and relative rights in respect to the shares of each class are as follows:

5.01. Class A Common Stock. The Class A common stock shall have the limitations and relative rights as hereinafter provided:

(a) Issuance. When payment for the consideration for which the shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and the holder thereof shall not be liable for any call. The shares will then be non-assessable.

(b) Voting. The holders of the Class A common shares shall be entitled to elect the Board of Directors and shall otherwise have unlimited voting rights. Voting shall be on a one (1) vote per share basis. In voting for the election of directors, cumulative voting is permitted, and each shareholder may accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

5.02. Class B Common Stock. The Class B common shareholders shall have no voting rights. When payment for which the shares are to be issued shall have been received by the Corporation, such shares shall be non-assessable and the holder thereof shall not be liable for any call.

5.03. Dividends. The record holders of the Class A and Class B common shares shall share equally in all dividends declared by the Board of Directors; provided always, the Board of Directors may elect in its discretion not to declare dividends. Dividends will not accumulate. The record of shareholders entitled to receive a dividend will be taken at the close of business on March 31, June 30, September 30 and December 31 (or if such date is not a business day, on the last prior business day).

5.04. Redemption. (a) The Class A and Class B common shares may be redeemed, in full or in part, either separately by class or on a prorata basis, at the option of the Corporation, by vote of its Board of Directors, or by the operation of the sinking fund or redemption or purchase account, if any, provided for such stock, at any time, or from time to time, at a redemption price equal to the then fair market value of such shares in accordance with the provisions of this Section 5.04. If less than all of the outstanding shares of a class of stock are to be redeemed, the shares to be redeemed shall be determined in any such manner as the Board of Directors may prescribe. Nothing herein contained shall be deemed to limit or impair the right of the Corporation to buy any shares of any class of stock at a price not exceeding the price which would be payable if such stock were then called for redemption.

(b) Notice. Notice of every redemption of stock shall be mailed by or on behalf of the Corporation, addressed to the holders of record of the stock to be redeemed at their respective addresses as they shall appear on the records of the Corporation, such mailing to be at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption.

(c) Agent. The Corporation may select as its agent to redeem the stock so called for redemption a bank or trust company in good standing, organized under the laws of the United States of America or of any state having sufficient capital, surplus and undivided profits so as to assure eventual payment of the redemption proceeds to the underlying holders of the stock. Following such selection, the Corporation may designate or appoint the bank so selected and deliver to it irrevocable written instructions authorizing such agent on behalf and at the expense of the Corporation, to cause notice of redemption to be duly mailed and published as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions.

(d) Deposit of Funds. All funds necessary for the redemption shall be deposited in trust not less than two (2) business days before the date fixed for redemption with the bank or trust company so designated, for the prorata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefore, and if notice of redemption shall have been duly given by mail and by publication then, on and after the date of redemption so designated, notwithstanding that any certificate for shares of stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease, and all rights with respect to the shares of stock so called for redemption shall cease and terminate except the right to exercise on or before the date fixed for redemption privileges of conversion or exchange, if any, not theretofore expiring, or if not so converted to receive the redemption price (including accrued dividends to the redemption date), but without interest accruing on the redemption price or future dividends, of the shares so called for redemption.

(e) Reversion of Funds. Such deposit in trust shall be irrevocable except to the following extent: i.) any monies so deposited by the Corporation which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith; ii.) any balance of money so deposited by the Corporation and unclaimed by the shareholders entitled thereto at the expiration of two (2) years from the date fixed for redemption shall be repaid to the Corporation upon its request for such funds expressed in a resolution of its Board of Directors, and after any such repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment of the redemption price.

(f) Notice of Adverse Claim. No payment will be made if there is any legend or notation on the certificate, representing the shares to be redeemed, evidencing any adverse claim or other interest of any other person; nor shall any payment be made if the bank or other trust company making such payment has notice of a claim or interest of any other person, unless and until that other person has disclaimed the same.

(g) Cancellation. When shares of a corporation are redeemed or purchased by the corporation, the redemption or purchase shall effect a cancellation of such shares, and such shares shall not be reissued.

ARTICLE VI.

REGISTERED OFFICE AND AGENT

6.01. The post office address of its initial registered office is 74 West 100 North, Logan, Utah, 84321, and the name of its initial registered agent at such address is BRAD H. BEARNSON.

ARTICLE VII.

DIRECTORS

7.01. Qualification and Election of Directors. Directors need not be shareholders. Directors shall be elected at the annual meeting of the shareholders and shall hold office for a period of one (1) year, or until their successors have been duly elected and qualified. Any Directors may hold any other office in the Corporation. Should a vacancy occur for any reason, including an increase in the number of members, the remaining Directors may appoint a member to hold office during the unexpired term, provided that if the remaining Directors cannot agree upon a successor to fill the vacancy within thirty (30) days, they shall call a special meeting of the shareholders and the latter shall elect such Director.

7.02. Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consent of such interested Director; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Corporation. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

7.03. Removal of Directors. Any Director may be removed from office by a majority of the other Directors, but only for cause. Additionally, the Shareholders may remove any Director from office by majority vote with or without cause. If any Director shall be removed from office pursuant to a Shareholders’ vote as provided in this Article VII, the Shareholders of the Corporation may, at the meeting at which this removal is effected, elect such Director’s successor. If the shareholders fail to elect successor Directors at such meeting or in the event a Director is removed by vote of the Directors, the remaining Directors, though less than a quorum, may fill such vacancy.

7.04. Limited Liability. No Director of this Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages by reason of such Director’s acts or omissions or such Director’s breach of his fiduciary duty to the Corporation or its shareholders, except to the extent:

(a) Of the amount of financial benefit received by a Director to which he is not entitled;

(b) Such Director intentionally inflicts harm on the Corporation or one or more of its shareholders;

(c) Such Director violates the provisions of Section 16-l0a-842 of the Utah Revised Business Corporation Act; or

(d) Such Director intentionally violates any provision of criminal law.

7.05. Number. The number of Directors of this Corporation shall not be less than three (3) nor more than nine (9) as fixed from time to time by the By-Laws of the Corporation. The number of Directors constituting the present Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as Directors until the next annual meeting of Shareholders or until their successors are elected and shall qualify are:

Larry C. Nicholls

31 Via Paradiso Street

Las Vegas, Nevada 89011

Vickie Nicholls

31 Via Paradiso Street

Las Vegas, Nevada 89011

Christie Kay Stock

895 North Main

Logan, Utah 84321

ARTICLE VIII.

INCORPORATOR

8.01. The name of the Incorporator and his place of residence is as follows:

Brad H. Bearnson

80 North Satsuma

Providence, Utah 84332

ARTICLE IX.

PRINCIPAL PLACE OF BUSINESS

9.01. The principal place of business of this Corporation shall be at 895 North Main, Logan, Utah, 84321. The business of this Corporation may be carried on in all counties of the State of Utah, in all states of the United States, and in all territories thereof, and in all foreign countries as the Directors shall determine.

ARTICLE X.

SHAREHOLDER’S MEETING

10.01. Annual Meeting. The annual meeting of the Shareholders shall be held at such place and time as are prescribed in the By-Laws of the Corporation, and notice of such meeting and of any special meeting of the shareholders shall be given in the manner and for the time provided in the Corporation’s By-Laws.

10.02. Procedure at Meetings. At all meetings of the shareholders, a majority of the outstanding capital stock of said Corporation shall constitute a quorum, and each share of stock shall be entitled to one (1) vote, either in person or by proxy. Should a majority not be represented at any regular or special shareholders’ meeting, adjournments may be taken from time to time without further notice until a sufficient number of shares are represented to hold such a meeting.

ARTICLE XI.

PRE-EMPTIVE RIGHTS

11.01. Each holder of any of the shares of the capital stock of the Corporation shall be entitled to a pre-emptive right to purchase or subscribe for any unissued stock to be issued by reason of any increase of the authorized capital stock of the Corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any rights to purchase stock of any class, whether said unissued stock shall be issued for cash, property, or any other lawful consideration, and, without limitation of the foregoing, shall have such a pre-emptive right with respect to shares or other securities offered for sale if they (a) are issued or optioned by the board of directors to effect a merger or consolidation, or for a consideration other than cash, or (b) are shares or other securities theretofore reacquired by the Corporation after having been duly issued. Provided, however, there shall be no pre-emptive right in any shareholder with respect to (a) qualified stock options as defined in the Internal Revenue Code of 1986, as amended, or other incentive stock options granted to officers and/or employees of the Corporation and shares of capital stock issued pursuant to such options, provided that such stock options or the plan pursuant to which the stock option was issued was approved by a majority of the shareholders of the Corporation; or (b) the issuance and/or sale of Class A stock to holders of only Class A stock and the issuance and/or sale of Class B stock to holders of only Class B stock, as determined by the records of the Corporation on the date of approval by the Board of Directors of such issuance and sale of stock.

ARTICLE XII.

LIABILITY OF SHAREHOLDERS

12.01. The private property of the shareholders shall not be liable for corporate obligations.

ARTICLE XIII.

BY-LAWS

13.01. The Board of Directors or Shareholders by majority vote shall adopt and may from time to time amend, repeal or restate the By-Laws for the Corporation consistent with the Corporation’s Articles of Incorporation.

ARTICLE XIV.

RESTRICTIONS ON TRANSFER OF SHARES

14.01. The Class A and Class B Common Stock, mentioned above, shall be subject to restrictions of transfer and alienation according to the rules now in effect and promulgated by the Utah Securities Division and the Securities Act of 1933 as well as any amendments to either that may be subsequently adopted. All certificates of stock representing shares in the Corporation shall be marked with the following legend:

THE SHARES REPRESENTED HEREBY HAVE NEITHER BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 NOR UNDER THE LAWS OF ANY STATE AND ARE SUBJECT TO LIMITATIONS ON RESALE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES OR THE OPINION OF APPROVED COUNSEL PRESENTED TO THE CORPORATION PRIOR TO THE PROPOSED TRANSFER OR ALIENATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND IS ALSO NOT REQUIRED BY THE UTAH SECURITIES DIVISION.

ARTICLE XV.

RE-ACQUIRED SHARES

15.01. The Board of Directors shall have the power to purchase the Corporation’s issued and outstanding shares of capital stock, on a pro rata or non pro rata basis. Any such shares so purchased shall be deemed to be authorized but unissued stock.

ARTICLE XVI.

AMENDMENT

16.01. These Articles may be amended by the affirmative vote of a majority of the shares outstanding at a meeting called for that purpose upon giving of not more than thirty (30) days nor less than ten (10) days notice to all such shareholders of record; provided, however, that such a meeting may be called without notice when notice is waived in writing by all shareholders of the Corporation.

ARTICLE XVII.

NOTICES

17.01. Any notices and time limitations to shareholders, directors or officers under these Articles of Incorporation or as required by the laws of the State of Utah may be waived by such shareholder, director or officer in writing.

IN WITNESS WHEREOF, under penalty of perjury, the Incorporator has hereunto set his hand this 20th day of May, 2000 and states that the signature on these Articles of Incorporation is his own act and deed and the matters stated herein are true.

/S/ BRAD H. BEARNSON
Incorporator

ACCEPTANCE AND VERIFICATION OF REGISTERED AGENT

BRAD H. BEARNSON, as the appointed Registered Agent for FARM TIRE & SUPPLY CO., INC., does hereby accept the appointment of Registered Agent for said Corporation.

/s/ BRAD H. BEARNSON

Brad H. Bearnson